Exhibit 99.1

Park Dental Partners, Inc. Announces Agreement to Acquire Village Family Dental Services Organization - Enters North Carolina Market

The transaction is expected to add 12 practice locations and 48 doctors in North Carolina.

MINNEAPOLIS, August 10, 2026 (GLOBE NEWSWIRE) -- Park Dental Partners, Inc. (NASDAQ: PARK). (the “Company”), a leading dental resource organization, today announced that it has entered into a definitive agreement to acquire Village Family Dental DSO. The Village Family Dental DSO is currently affiliated with Village Family Dental practices, a multi-specialty dental group based in Fayetteville, North Carolina. Upon completion, the transaction would mark Park Dental Partners' expansion into its fourth state and further strengthen its growing presence among premier national dental group practices.

Strategic Rationale

The transaction reflects a strong cultural alignment and a shared focus on long-term patient outcomes. It’s expected to:

•	Bring a talented group of doctors and team members into the Park Dental Partners’ organization

•	Expand Park Dental Partner’s presence into its fourth state - North Carolina

•	Strengthen the Company’s presence in a growing market with favorable demographic trends and long-term demand for dental services

•	Establish a strong regional platform for future organic and acquisition growth opportunities

•	Support the Company’s mission of improving lives by expanding access to high-quality dental care for more patients and communities

“We are honored that Village Family Dental will join Park Dental Partners,” said Pete Swenson, Chief Executive Officer of Park Dental Partners. "We have known and respected the Village Family Dental leadership team for many years and have always admired the exceptional organization they have built. The Village Family Dental team shares our commitment to clinical excellence, patient-centered care, professional clinical decision-making, and long-term stewardship of the practice. Their multi-specialty model, deep roots in their communities, and focus on serving the complete oral health needs of patients align with our mission and the values of our affiliated practices."

Swenson added, "Our model is designed to make it easy for successful doctor-led groups to preserve their identity, culture, and clinical decision-making while gaining the resources, scale, and support needed to continue growing and thriving for generations. We are excited to welcome the Village Family Dental doctors and team members and to support their continued success."

"We believe joining Park Dental provides us with the opportunity to accelerate the next chapter of growth for Village Family Dental while remaining true to who we are," said Dr. Anuj James, Managing Partner of Village Family Dental. "It is clear that Park Dental Partners shares our belief that doctors should continue leading clinical decisions and preserving the culture that has made their practices successful. We appreciate Park Dental Partners’ typical approach to maintain local leadership, continue investing in people and patients, and provide broader resources to support our long-term growth."

"Village Family Dental has built an extraordinary organization centered on quality care, strong leadership, and a commitment to the communities they serve," said Dr. Chris Steele, Chief Clinical Officer, General Practices for Park Dental Partners. "From the start, the alignment between our organizations was evident. Both groups believe that the best patient outcomes occur when talented doctors are empowered to exercise their professional judgment, supported by strong operational resources and a shared commitment to continuous improvement.”

Other Information

Following completion of the transaction, the Village Family Dental DSO will operate as a subsidiary of Park Dental Partners and will provide management and administrative support to the Village Family Dental practices pursuant to the existing management services arrangements. Park Dental Partners expects to work closely with the Village Family Dental DSO team to support integration activities, practice support, and continued growth. Post closing, the Company does not anticipate any immediate changes to operations. Village Family Dental practices are expected to continue operating under the Village Family Dental name, with support from the acquired dental services organization.

As is the Company’s practice, financial guidance will not be updated until the transaction closes. At this time, the Company is not disclosing information about expected revenue or Adjusted EBITDA on an annualized basis or on an impact to fiscal 2026.

Additional information regarding the transaction will be provided in filings with the Securities and Exchange Commission, including the Form 8-K filed today.

Advisors

Park Dental Partners was advised by Taft Stettinius & Hollister LLP, Winthrop & Weinstine, PA, and McGuireWoods, LLP. Village Family Dental was advised by Brooks, Pierce, McLendon, Humphrey & Leonard, LLP; Holland & Knight LLP; pH Partners and Logan Growth Advisors.

About Village Family Dental

Founded in 1985, Village Family Dental has grown into one of North Carolina's leading multi-specialty DSO’s supporting practice locations throughout eastern North Carolina, including Fayetteville, Hope Mills, Eastover, St. Pauls, Raeford, and Laurinburg. The DSO supports 26 general dentists and 22 specialists and is led by five owner-doctors: Anuj James, D.D.S., Mit Patel, D.D.S., Grant Wiles, D.D.S., Bradley Ryan, D.D.S., and Jordan Olsen, D.D.S.

About Park Dental Partners, Inc.

Park Dental Partners, Inc., and its subsidiaries (NASDAQ: PARK) is a dental resource organization that has put patients first since the establishment of its general dentistry group in 1972. The Company provides comprehensive business support services, including clinical team members, administrative personnel, facilities, and equipment, to its affiliated general and multi-specialty dental practices. The Company has 222 affiliated doctors across 87 practice locations in three states. The Company’s clinical support team consists of approximately 990 hygienists, dental assistants, and patient care coordinators that support affiliated doctors in operating their practices. The mission of the Company’s affiliated dental practices since inception has been to ensure patients enjoy the benefits of a lifetime of good oral health. This mission continues to be the driving force behind our organization today.

Park Dental Partners is based in Roseville, Minnesota. For more information, please visit parkdentalpartners.com.

Forward Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the Company’s financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements include those preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “may,” “will,” or similar expressions. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements because of, among other things, potential risks and uncertainties, such as:

•	Regulatory and compliance risk, including state dental corporate practice of dentistry and fee-splitting restrictions, HIPAA and other privacy/cybersecurity obligations, and evolving healthcare and labor regulations;

•	Reimbursement risk, including risks related to payer mix, reimbursement rates, audit/recoupment activity, enrollment and collections timing, and dependence on significant third-party payors;

•	Our ability to identify, acquire, integrate and effectively support affiliated practices and to execute de novo expansion, and the risk of undiscovered liabilities in acquisitions;

•	Dependence on affiliated dental practices and their clinical performance; our ability to attract, hire and retain dentists, specialists and hygienists; and risks related to ownership transitions of affiliated entities;

•	Competition for patients and clinicians in our markets and the impact on patient volumes and staffing;

•	Risks related to the proposed transaction, including the risk that required North Carolina dental regulatory clearance may not be obtained or may be obtained subject to conditions and the risk that other closing conditions may not be satisfied or waived;

•	Macroeconomic conditions, inflation and interest rates, and our geographic concentration, particularly in the Minnesota area.

A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether because of new information, future events or otherwise.

Investor Contact:

Park Dental Partners Investor Relations Team

763-233-3377

ir@parkdentalpartners.com

Media Contact:

Park Dental Partners Media Relations Team

651-633-0500

marketing@parkdentalpartners.com